Exhibit 5.3

[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

August 3, 2006

Saxon Capital, Inc.

4860 Cox Road

Suite 300

Glen Allen, Virginia 23060

Re:	Saxon Capital, Inc., a Maryland corporation (the “Company”) – $150,000,000 aggregate principal amount of 12% Senior Notes due 2014 (the “Exchange Notes”) to be offered in exchange for a like principal amount and like denomination of the Company’s outstanding 12% Senior Notes due 2014, issued on May 4, 2006 (the “Initial Notes”), pursuant to a Registration Statement on Form S-4 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Exchange Notes and the guarantees by Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage Services, Inc., Saxon Mortgage, Inc. and Saxon Holding, Inc. (collectively, the “Guarantors”) of the obligations of the Company under the Exchange Notes, under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about August 3, 2006. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i) the corporate charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on February 5, 2004, Articles of Amendment and Restatement filed with the Department on June 3, 2004 and Articles of Amendment filed with the Department on September 24, 2004;

Ballard Spahr Andrews & Ingersoll, LLP

Saxon Capital, Inc.

August 3, 2006

(ii) the Bylaws of the Company, as adopted on February 5, 2004 (the “Original Bylaws”), and the Amended and Restated Bylaws of the Company, as adopted as of May 25, 2004 (the “Amended and Restated Bylaws”, and together with Original Bylaws, the “Bylaws”);

(iii) the Unanimous Written Consent of the Board Without a Formal Organizational Meeting, dated as of February 5, 2004 (the “Organizational Minutes”);

(iv) the resolutions or other actions adopted or approved by the Board of Directors of the Company, or committees thereof, dated as of January 30-31, 2006, April 19, 2006 and April 26, 2006 (collectively, the “Directors’ Resolutions”);

(v) the Registration Rights Agreement dated May 4, 2006, by and among the Company, the Guarantors and J.P. Morgan Securities Inc. (the “Registration Rights Agreement”);

(vi) the Indenture dated as of May 4, 2006 (the “Indenture”), by and among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”);

(vii) the Registration Statement and the related prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(viii) a supplemental certificate of Richard D. Shepherd, Secretary of the Company, and Robert B. Eastep, Executive Vice President and Chief Financial Officer of the Company, of even date herewith (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete and have not been rescinded or modified and are in full force and effect on the date hereof and certifying as to the manner of adoption or approval of the Directors’ Resolutions; the approval of the form, terms and conditions of the Initial Notes and the Exchange Notes; and the form, approval, execution and delivery of the Registration Rights Agreement and the Indenture;

Ballard Spahr Andrews & Ingersoll, LLP

Saxon Capital, Inc.

August 3, 2006

(ix) a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(x) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b) each natural person executing any instrument, document or agreement is legally competent to do so;

(c) all Documents submitted to us as originals are authentic; the form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; all Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, warranties, statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d) all certificates submitted to us, including but not limited to the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e) in no event will the aggregate principal amount of the Exchange Notes, or the aggregate principal amount of the Initial Notes, exceed $150,000,000;

(f) the Exchange Notes will be issued, if at all, in book entry form, represented by permanent global notes of the Company, in the aggregate principal amount of $150,000,000, substantially in the form contemplated by the Indenture and containing terms substantially identical to the terms of the Initial Notes, registered in the name of the Depository Trust

Ballard Spahr Andrews & Ingersoll, LLP

Saxon Capital, Inc.

August 3, 2006

Company or its nominee Cede & Co. (the “Global Notes”), and will be authenticated by the Trustee in accordance with and subject to the terms of the Indenture prior to the issuance of the Exchange Notes, and the execution and delivery of the Global Notes, by the Company; and

(g) the Indenture will remain in full force and effect for so long as the Exchange Notes are outstanding.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The issuance of the Exchange Notes in exchange for the Initial Notes pursuant to the Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company under the Charter and Bylaws and the Maryland General Corporation Law.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Notes. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP